PROSPECTUS AND			PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT,		Effective at 12:00 PM ET
each dated January 12, 1999	February 4, 1999
CUSIP: 24422EKX6			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $2,772,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 1999,
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				February 9, 1999

MATURITY DATE:				February 9, 2001

INTEREST RATE:				5.365% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			NationsBanc Montgomery Securities LLC
                                    has purchased the Senior Notes as
                                    principal at a price of 100% of
                                    the aggregate principal amount of
                                    the Senior Notes.




NationsBanc Montgomery Securities LLC